                                                                EXHIBIT 10(g)


                                CLINICOR, INC.

                              STATEMENT REGARDING
           EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
                                     WITH

                              THOMAS P. O'DONNELL
                              -------------------

     Attached to this Statement is your Employee Proprietary Information and Inventions Agreement (the "Agreement") with CLINICOR, INC., a Nevada corporation, formerly known as Pegasus Tax and Financial Planning Services, Inc, (the "Company").

     Please take the time to review the Agreement carefully. The Agreement contains material restrictions on your right to disclose or use, during or after your employment, information learned or developed by you during your employment with the Company.

     The Company considers this Agreement to be very important to the protection of its business. The Company intends to enforce the terms of the Agreement and to pursue, as appropriate, injunctions, restraining orders and money damages, should you violate the Agreement.

     If you have any questions concerning the Agreement you may wish to consult an attorney. The employees and agents of the Company are not authorized to, and will not, give you legal advice concerning the Agreement.

     If you have read and understand the Agreement, and if you agree to its terms and conditions, please return a fully executed copy of it to the Company, retaining one copy for yourself.

Reviewed and Understood:

Dated: February 27, 1995           /s/ Thomas P. O'Donnell
                                   --------------------------
                                   (Signature)

                                 CLINICOR, INC.
                       EMPLOYEE PROPRIETARY INFORMATION
                           AND INVENTIONS AGREEMENT


     1. I understand that, in the course of my work as an employee of CLINICOR INC., a Nevada corporation, formerly known as Pegasus Tax and Financial Planning Services, Inc. (the "Company"), I have had and may have access to Proprietary Information (as defined below) concerning the Company and its customers. In consideration of my employment by the Company, I agree to hold in confidence all such Proprietary Information and will not disclose such information directly or indirectly to anyone outside of the Company, or use, copy, publish, summarize, make lists of or remove from Company premises such information (or remove from the premises any other property of the Company) except (a) during my employment to the extent necessary to carry out my responsibilities as an employee of the Company; and (b) after termination of my employment, as specifically authorized by the Company's Board of Directors. I further understand that the publication of any Proprietary Information through literature or speeches must be approved in advance in writing by the President of the Company, or his designee.

     2. I understand that the reference to "Proprietary Information" in this Agreement means all information and any idea in whatever form, tangible or intangible, whether disclosed to, or learned by or developed by me, pertaining in any manner to the business of the Company (or any affiliate of it that might be formed) and of the Company's customer's including, but not limited to, the Company's business plans and objectives, financial projections, marketing plans, technical data, patentable and unpatentable designs, concepts, ideas, inventions, know how and other trade secrets of the Company, (all of which are hereinafter referred to as the "Proprietary Information") unless: (a) the information is or becomes publicly known through lawful means; (b) the information was rightfully in my possession or part of my general knowledge prior to my employment by the Company; or (c) the information is disclosed to me without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it directly or indirectly, from the Company. With respect to each of the above exceptions, I shall have the burden of proof. Although certain information may be generally known in the relevant industry, the fact that the Company uses it may not be so known. In such instance, the knowledge that the Company uses the information would comprise Proprietary Information. Furthermore, the fact that various fragments of information or data may be generally known in the relevant industry does not mean that the manner in which the Company combines them, and the results obtained thereby, are known. In such instance, that would also comprise Proprietary Information.

     3. I agree that I will maintain at my workstation, or in other places under my control, only such Proprietary Information which I have a current "need-to-know," and that I will return to the appropriate person or otherwise properly dispose of Proprietary Information once my need to know is no longer extant. I agree that I will not make copies of information unless I have a legitimate need for such copies in connection with my work.

     4. I hereby acknowledge and agree that all personal property, including, without limitation, all books, manuals, records, models, reports, notes, contracts, lists and other documents, Proprietary Information and equipment furnished to or prepared by me in course of or incident to my employment, belongs to the Company and shall be promptly returned to the Company upon termination of my employment by the Company.

     5. I also agree, in consideration of my continued employment by the Company, that I will maintain adequate and current written records on my conception and development of all "Invention Ideas" and to disclose to the Company all Invention Ideas and relevant records. "Invention Ideas" as used in this Agreement shall mean any and all Ideas, processes, trademarks, service marks, inventions, discoveries, patents, copyrights and improvements to the foregoing that are conceived, developed or created by me alone or with others during my employment with the Company -- whether or not conceived, developed or created during regular work hours -- and that: (a) fall within the existing or contemplated business of the Company or any affiliate of it that might be formed; (b) relate to actual or demonstrably anticipated research or development of the Company (or any affiliate of it that might be formed); (c) result from work done by me for or at the request of the Company (or any affiliate of it that might be formed); or (d) result from my use of or access to any Proprietary Information or any equipment, supplies, facilities, memoranda, data, customer lists, processes or the like of the Company (or any affiliate of it that might be formed).

     6. I further agree that all information ad records pertaining to any idea, process, trademark, service mark, invention, discovery, patent or copyright that I do not believe to be an Invention Idea, but that is conceived, developed or created by me (alone or with others) during my employment with the Company relating to the Company's present or future health care contract research business activities and related applications, markets, and technologies, shall be promptly disclosed to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if in fact the idea, process or invention, etc., is an Invention Idea subject to this Agreement.

     7. I further agree to assign to the Company, without further consideration, my entire right, title and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Invention Idea relating to the Company's present or future health care contract research business activities and related applications, markets, and technologies, which shall be the sole property of the Company, whether or not patentable. In the event any Invention Idea shall be deemed by the Company to be patentable or otherwise registrable, I shall assist the Company (at its expense) in obtaining letters patent or other applicable registrations thereon and shall execute all documents and do all other things (including testifying at the Company's expense) necessary or proper to obtain letters patent or other applicable registrations thereon and vest to the Company, or any affiliate of it that might be formed, as specified by the Board of Directors of the Company, with full title thereto. Should the Company be unable to secure my signature on any document necessary to apply for, prosecute, obtain or enforce any patent, copyright or other right or protection relating to any Invention Idea, whether due to my mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead, to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights or other rights or protections with the same force and effect as if executed and delivered by me.

     8. I acknowledge that there are no ideas, processes, trademarks, service marks, inventions, discoveries, patents, copyrights or improvements to the foregoing that I desire to exclude from this Agreement other than those specified on the back of this form. To the best of my knowledge, there is no existing contract in conflict with this Agreement or any other contract to assign ideas, processes, inventions, trademarks, service marks, discoveries, patents or copyrights that is now in existence between me and any other person, corporation, partnership or other business or governmental entity. I will not disclose to the Company, or use, or induce the Company to use, an proprietary information or trade secrets of others. I represent and warrant that I have returned all property and confidential information belonging to all prior employees.

     9. Because of the difficulty of establishing when any idea, process, invention, etc., is first conceived by me, or whether it results from access to Proprietary Information of the Company or the Company's equipment, facilities and data, I further agree that any idea, process, trademark, service mark, invention, discovery, patent, copyright or any improvement to the foregoing shall be presumed to be an Invention Idea relating to the Company's present or future health care contract research business activities and related applications, markets, and technologies if it falls within subsection 6(a), (b),
(c) or (d) and is made, used, sold, exploited or reduced to practice by me or
           ---
with my aid within one (1) year after termination of my employment with the Company. In any legal dispute concerning this Section 10, I can rebut the above presumption if I can prove that the idea, process, etc., in question was not first conceived of during my employment with the Company, did not result from, or was in any way affected by, the use of Proprietary Information of the Company, and did not involve the use of the Company's equipment, facilities or data.

     10. I further understand that the Company may assign to another person or entity the Company's rights to Invention Ideas covered by this Agreement, and the Company's other rights under this Agreement.

     11. Nothing in Sections 1 through 11 are intended to limit any remedy of the Company under applicable law. In the event of termination (voluntary or otherwise) of my employment with the Company, I agree promptly and without request, to deliver to and inform the Company of all documents and data pertaining to my employment and the Proprietary Information and Invention Ideas of the Company or its clients, whether prepared by me or otherwise coming into my possession or control, and to sign any requested documentation in furtherance of the foregoing. I will not retain any written or other tangible material containing any information concerning or disclosing any of the Proprietary Information or Invention Ideas of the Company or its clients. In addition, I recognize that breach of this Agreement may cause the Company irreparable harm for which money is inadequate compensation. I therefore agree that the Company will be entitled to injunctive relief to enforce this Agreement, in addition to damages and other available remedies.

     12. This Agreement shall be governed by and construed in accordance with the laws of and enforced in the State of Texas applicable to contracts as if between Texas residents entered into within the State of Texas. If for any reason any provision of this Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions herein shall not be affected thereby, provided that no such severability shall be effective if it causes a material detriment to any party.

     13. The parties intend that the terms of this Agreement shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial administrative, or other legal proceeding involving this Agreement. This Agreement may not be amended except by an agreement in writing signed by me, by a duly authorized representative of the Company and either Randy Haag or Arthur Haag so long as either Haag is a shareholder of the Company.

     14. If there is a dispute under this Agreement, the prevailing party shall pay all costs and attorneys' fees incurred by the other party in connection with such dispute, whether or not any arbitration or litigation is commenced.

     15. This Agreement shall be binding upon me and my heirs, executors, administrators, successors and assigns and shall inure to the benefit of the Company's successors and assigns.

     I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY NOTED ON EXHIBIT A TO THIS FORM ANY IDEAS, PROCESSES, TRADEMARKS, SERVICE MARKS, INVENTIONS, DISCOVERIES, PATENTS, COPYRIGHTS OR IMPROVEMENTS TO THE FOREGOING THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT.

Thomas P. O'Donnell
-----------------------
Employee's Name

/s/ Thomas P. O'Donnell    Date: 2-27-95
------------------------         ----------
Employee's Signature

                                   EXHIBIT A
                                   ---------

                          List of Excluded Inventions
                          ---------------------------


                                     None.